UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
C&J ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10375 Richmond Ave, Suite 2000	77042
Houston, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 260-9900
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement
     Underwriting Agreement
     On July 28, 2011, C&J Energy Services, Inc. (the “Company”), C&J Spec Rent Services, Inc. (“Spec Rent”) and Total E&S, Inc. (“Total”), together with certain stockholders of the Company (the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 11,500,000 shares of the Company’s common stock, including 4,300,000 shares issued and sold by the Company and 7,200,000 shares sold by the Selling Stockholders at a price of $29.00 per share ($26.97 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted an option (the “Underwriters’ Option”) for a period of 30 days to purchase from certain of the Selling Stockholders up to an additional 1,725,000 shares of common stock, at the same price per share. On July 29, 2011, the Underwriters exercised the Underwriters’ Option in full. The material terms of the Offering are described in the prospectus dated July 28, 2011 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 29, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-173177), initially filed by the Company on March 30, 2011.
     The Underwriting Agreement contains customary representations, warranties and agreements and customary conditions to closing, obligations and termination provisions. In the Underwriting Agreement, the Company, Spec Rent, Total and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Offering closed on August 3, 2011. The Company received proceeds from the Offering (net of underwriting discounts and commissions and after deducting estimated offering expenses) of approximately $113.0 million (the “Net Proceeds”). As described in the Prospectus, the Company intends to use the Net Proceeds to repay all outstanding indebtedness under its credit facility and any remaining net proceeds to partially fund the purchase price of its on-order hydraulic fracturing fleets. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders.
     As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services in the ordinary course of their business for the Company for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under the Company’s credit facility and will therefore receive a portion of the Net Proceeds. Additionally, affiliates of Citigroup Global Markets, Inc. will be selling stockholders in the Offering.
     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 7.01 Regulation FD Disclosure
     On July 28, 2011, the Company announced that it had priced its initial public offering of 11,500,000 shares of common stock. On August 3, 2011, the Company announced that it had closed its initial public offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated July 28, 2011, by and among C&J Energy Services, Inc., C&J Spec Rent Services, Inc., Total E&S, Inc., the Selling Stockholders named therein and Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

99.1	Press Release dated July 28, 2011 announcing pricing of the initial public offering.

99.2	Press Release dated August 3, 2011 announcing closing of the initial public offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC. (Registrant)
Date: August 3, 2011	By:	/s/ Theodore R. Moore
Theodore R. Moore
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated July 28, 2011, by and among C&J Energy Services, Inc., C&J Spec Rent Services, Inc., Total E&S, Inc., the Selling Stockholders named therein and Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

99.1	Press Release dated July 28, 2011 announcing pricing of the initial public offering.

99.2	Press Release dated August 3, 2011 announcing closing of the initial public offering.